SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2007, Coast Financial Holdings, Inc., a Florida corporation (the “Company”), and its wholly-owned subsidiary, Coast Bank of Florida, a Florida state-chartered bank (“Coast Bank”), entered into lending arrangements with First Banks, Inc., a Missouri corporation (“First Banks”), and its wholly-owned subsidiary, First Bank (the “Bank”), pursuant to which the Company will be furnished with a $1 million revolving line of credit and Coast Bank will be furnished with revolving line of credit of up to a $75 million.

In connection with these lending arrangements, the Company has entered into a Revolving Credit Note with First Banks pursuant to which First Banks has agreed to provide the Company with a $1 million line of credit (the “Company Note”). All amounts advanced under the Company Note will bear interest at an annual rate equal to the LIBOR rate plus 2.5% and such interest will be payable monthly in arrears. The Company Note shall mature on the earlier of February 27, 2008 or the occurrence of an Event of Default (as defined in the Company Note). Among other things, an Event of Default shall be deemed to have occurred if (a) the Company should merge, consolidate or transfer a substantial portion of its properties or assets other than pursuant to the Merger Agreement, dated August 3, 2007, previously entered into by and between the Company, Coast Bank and First Banks (“Merger Agreement”), (b) the Company or the Bank should be in default under the Merger Agreement, or (c) the Merger (as defined in the Merger Agreement) should not be consummated (collectively the “Merger Events”). The Company Note is secured by a Stock Pledge Agreement pursuant to which all of the outstanding capital stock of Coast Bank is pledged to First Banks as collateral for the Company’s obligations under the Company Note (the “Stock Pledge Agreement”). No advances shall be made under the Company Note unless and until the Company has obtained all required approvals from The Board of Governors of the Federal Reserve System (“FRB”) to borrow such funds. The Company has filed its request for such approvals and anticipates receiving a response no later than mid-September, 2007. However, there can be no assurance that the Company will obtain the necessary FRB approvals.

Concurrently with the execution of the Company Note and the Stock Pledge Agreement, Coast Bank entered into a Revolving Credit Note with the Bank pursuant to which the Bank has agreed to provide Coast Bank with a line of credit of up to $75 million (the “Coast Bank Note”). The amount that may be advanced to Coast Bank under the Coast Bank Note may not exceed the lesser of $75 million or the then-current borrowing base (which amount is based on a percentage of the principal balances of the Pledged Loans (defined below) furnished by Coast Bank as collateral for the Coast Bank Note under the terms of the Collateral Pledge Agreement (defined below), which Pledged Loans are weighted for borrowing base purposes according to certain characteristics identified in the Coast Bank Note). As of the date of this Current Report on Form 8-K, the amount of credit available to Coast Bank under the Coast Bank Note is estimated to be approximately $56.9 million. All amounts advanced to Coast Bank under the Coast Bank Note also will bear interest at an annual rate equal to the LIBOR rate plus 2.25% and such interest will be payable monthly in arrears. The Coast Bank Note shall mature on the earlier of February 27, 2008 or the occurrence of an Event of Default (as defined in the Coast Bank Note). An Event of Default includes, among other things, the Merger Events. The Coast Bank Note is secured by a Collateral Pledge Agreement (the “Collateral Pledge Agreement”) pursuant to which Coast Bank has granted to the Bank a first priority security interest in a loan portfolio held by Coast Bank (the “Pledged Loans”). This security interest encumbers, among other things:

•	the promissory notes payable to the order of Coast Bank with respect to such Pledged Loans (the “Pledged Notes”);

•	all security deeds, mortgages and/or deeds of trust in favor of Coast Bank which secure the payment of any or all of the Pledged Notes (a “Pledged Mortgage”);

•	all security interests, mortgages and/or other liens on personal or real property securing any of the Pledged Notes and/or any of the Pledged Mortgages;

•	all supporting obligations for any of the Pledged Notes and/or any of the Pledged Mortgages; and

•	all cash and non-cash proceeds of any of the foregoing.

The foregoing summaries of the Company Note, the Stock Pledge Agreement, the Coast Bank Note, and the Collateral Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Company Note, the Stock Pledge Agreement, the Coast Bank Note, and the Collateral Pledge Agreement, copies of which are filed as Exhibits 10.14, 10.15, 10.16, and 10.17, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.14	Revolving Credit Note, dated August 17, 2007, by and between Coast Financial Holdings, Inc. and First Banks, Inc.

10.15	Stock Pledge Agreement, dated August 17, 2007, by and between Coast Financial Holdings, Inc. and First Banks, Inc.

10.16	Revolving Credit Note, dated August 17, 2007, by and between Coast Bank of Florida and First Bank.

10.17	Collateral Pledge Agreement, dated August 17, 2007, by and between Coast Bank of Florida and First Bank.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: August 22, 2007	By:	/s/ Justin D. Locke
Justin D. Locke
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.14	Revolving Credit Note, dated August 17, 2007, by and between Coast Financial Holdings, Inc. and First Banks, Inc.

10.15	Stock Pledge Agreement, dated August 17, 2007, by and between Coast Financial Holdings, Inc. and First Banks, Inc.

10.16	Revolving Credit Note, dated August 17, 2007, by and between Coast Bank of Florida and First Bank.

10.17	Collateral Pledge Agreement, dated August 17, 2007, by and between Coast Bank of Florida and First Bank.